Exhibit 99.1

MannKind Appoints Tony Hooper to Its Board of Directors

WESTLAKE VILLAGE, Calif., Nov. 21, 2019 (GLOBE NEWSWIRE) — MannKind Corporation (NASDAQ:MNKD) today announced that Anthony Hooper will join its Board of Directors, effective January 1, 2020. Mr. Hooper will also serve as a member of the Audit Committee of the Board. Mr. Hooper brings 35 years of experience in the pharmaceutical industry to the MannKind Board of Directors.

“Tony will be a terrific addition to our board of directors,” said Kent Kresa, Chairman of the Board of MannKind Corporation. “His commercial operations experience and his deep knowledge of the pharmaceutical industry will be invaluable to MannKind as we look to grow our company for the future.”

Mr. Hooper served as executive vice president of Global Commercial Operations for Amgen Inc. from Oct 2011 until August 2018. During his tenure, he led the transformation of Amgen’s commercial organization, placing a relentless focus on putting patients at the center of all the company’s activities. Under his leadership, Amgen grew revenue by 50 percent, launched six new first-in-class medicines for serious diseases, more than doubled the global footprint by expanding into 50 new countries, and established a new biosimilars business. Prior to joining Amgen, Hooper spent more than 15 years at Bristol-Myers Squibb. His last role there was senior vice president, Global Commercial Operations and president of the company’s $15 billion pharmaceutical business in the Americas, Japan and Intercontinental regions. Previously, he was assistant vice president of Global Marketing for Wyeth Laboratories and led the international marketing group for Lederle International. Mr. Hooper earned law and MBA degrees from the University of South Africa.

The addition of Mr. Hooper will bring the total number of MannKind Board members to eight.

About MannKind Corporation

MannKind Corporation (NASDAQ: MNKD) focuses on the development and commercialization of inhaled therapeutic products for patients with diseases such as diabetes and pulmonary arterial hypertension. MannKind is currently commercializing Afrezza® (insulin human) Inhalation Powder, the Company’s first FDA-approved product and the only inhaled rapid-acting mealtime insulin in the United States, where it is available by prescription from pharmacies nationwide. MannKind is headquartered in Westlake Village, California, and has a state-of-the art manufacturing facility in Danbury, Connecticut. The Company also employs field sales and medical representatives across the U.S. For further information, visit www.mannkindcorp.com.

Forward-Looking Statements

This press release contains forward-looking statements that involve risks and uncertainties, including statements regarding MannKind’s ability to directly commercialize pharmaceutical products. Words such as “believes”, “anticipates”, “plans”, “expects”, “intend”, “will”, “goal”, “potential” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based upon the MannKind’s current expectations. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, the ability to generate significant product sales for MannKind, MannKind’s ability to manage its existing cash resources or raise additional cash resources, stock price volatility and other risks detailed in MannKind’s filings with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the year ended December 31, 2018 and subsequent periodic reports on Form 10-Q and current reports on Form 8-K. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement, and MannKind undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date of this press release.

Company Contact:

818-661-5000

ir@mannkindcorp.com